CIRCADIAN Group

Trusted.Tactical.Transparent

LETTER OF ENGAGEMENT

for:

Investor Relations Service Agreement

(the "Investor Relations Service")

This Investor Relations Service Agreement (the "Agreement") is effective:

September 30th , 2011

By and between:

1830012 Ontario Ltd. O/A Circadian Group (the "service provider") ; with the address of:

3270 Electricity Drive, Suite 213, Windsor, Ontario, N8W 5J1, Canada

AND

Amerilithium Corp. (the "Company"); with the address of:

871 Coronado Center Drive, Suite 200, Henderson, Nevada, 89052, United States

---

The parties wish to enter into this Agreement pursuant to which the Company engages the Service provider to provide Investor Relations Services, over a twelve (12) month period, with the terms and conditions hereinafter set forth, and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Service Provider will provide to the Company's client, Investor Relations Services for an initial twelve (12) month period commencing on the date of the agreement. The Company may have the option of continuing such Investor Relations Services on a to be specified time frame and payment schedule.

2. The Service Provider represents and warrants that the services will be performed in a diligent and timely manner, with utmost reasonable care and skill.

3. Service may include, with potential substitutions or deletions:

- Introduction to Circadian team and team leader;
- Investor information, presentation and media consultation;
- Toll free 877 number for incoming investor inquiries;
- Email collection and distribution to management;
- Update & input accurate fundamental corporate data into identified online outlets;
- Shareholder identification, survey & tracking model analysis and consultation (NOBO & DTC reports);
- **Public Relations and Media stimulation utilizing:** Marketwire's Media Hub platform and/ or Circadian's targeted Media outreach program utilizing our substantial Twitter following ;
- **Social Media Outreach via:** Circadian Group's substantial social media following to contact, advertise to, and update to potential Investors through our: Corporate Blog, Facebook, Twitter, LinkedIn, and SlideShare, among others.

Full and encompassing compensation for the performance of this Agreement, the Company shall pay the Service Provider in accordance with the terms hereof:

- Terms laid out in the table below summarize monthly cash outlays as well as timing;
- All payments from the Company for the Investor Relations Services provided by the Service Provider shall be paid in US dollars.
- An Electronic Funds Transfer is to be sent one (1) calendar week prior to the 30th of every month, starting September 23rd, 2011 for Investor Relations Service starting September 30th, 2011.

Month	Retainer
September, 2011	$2,500
October, 2011	$2,500
November, 2011	$2,500
December, 2011	$2,500
January, 2012	$2,500
February, 2012	$2,500
March, 2012	$2,500
April, 2012	$2,500
May, 2012	$2,500
June, 2012	$2,500
July, 2012	$2,500
August, 2012	$2,500

4. Shareholder Development Option to be implemented at Amerilithium Management'soption and request and for duration of six (6) months.

   Service may include, with potential substitutions or deletions:

   - **Investment Advisor and Fund Outreach:** to Retail Advisors and Fund Managers. Associates request to send Investor package via email, or if voicemail is received an easy to pronounce web domain will be given in the message where a corporate fact-sheet is hosted for viewing.
   - **Retail Investor lead generation through:** Broker dissemination through Thompson Reuters; P2P Broker, Advisor, and HNWI outreach using Circadian's pioneered "Aftermarket Dial" program; as well as other self directed retail outreach via industry specific outlets such as resource based blogs, and mining stock communities.
   - **Research Creation and Distribution via:** our research partners. One focused on Canadian-centric distribution and the other focused on Natural Resource with strong US distribution.
   - **Google Adwords Research Distribution Campaign:** Investors are targeted through the following criteria: location, sector interest, investing style, and budget. Emphasis is placed on "Investing" vs. "Trading" in online keyword marketing, driving higher quality leads.

Full and encompassing compensation for the performance of this Agreement, the Company shall pay the Service Provider in accordance with the terms hereof:

- Terms laid out in the table below summarize monthly cash outlays as well as timing;
- All payments from the Company for the Investor Relations Services provided by the Service Provider shall be paid in US dollars.
- An Electronic Funds Transfer is to be sent one (1) week prior to the TBD date of every month, starting on a TBD date for Investor Relations Service starting on a TBD date.

Month	Retainer
TBD	$5,000
TBD	$5,000
TBD	$5,000
TBD	$5,000
TBD	$5,000
TBD	$5,000

5. In addition, the Company shall provide the Service Provider with:

   - Transparent and forthright communications;
   - Prompt responses to inquiries;
   - Availability via phone and or email during North American capital market hours;
   - All necessary Client documents including NOBO lists and DTC Reports as needed.

6. The Service Provider is not an Employee. The Service Provider shall be providing services under this Agreement strictly as an independent contractor, under the direction and supervision of the Company.

7. The Agreement, together with exhibits or schedules, embodies the entire understanding between the parties with any and all prior correspondence, conversation, or memoranda being merged herein and replaced hereby and being void without effect hereon. No prior agreement or understanding pertaining to the subject matter of this Agreement shall be valid or of any force or effect. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented, other than as set forth in this Agreement, has induced the parties to enter into this Agreement.

8. In the event of a dispute between the parties (i) arising out of or related to the provisions and/or subject matter of this Agreement or the breach thereof, or (ii) relating to any transaction of any kind between the parties to this Agreement or their officers, directors, agents, representatives and/or employees, it is agreed that all such dispute governed by the applicable laws of the province of Ontario, Canada.

9. Service Provider agrees to have all media and media components (including third party media) approved by Company prior to any dissemination.

10. The terms and conditions of this Agreement shall remain in effect for a period of Twelve (12) months from the date hereof, Unless either party wishes to terminate this agreement in its entirety in month six (6).

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

1830012 ONTARIO LTD.	**COMPANY:**
O/A: CIRCADIAN GROUP	**AMERILITHIUM CORP.**
By: ______________________	By: ______________________
Name: Ryan Troup	Name: Matthew Worrall
Title: President	Title: CEO
Date: September 30th, 2011	Date: September 30th, 2011

6. The Service Provider is not an Employee. The Service Provider shall be providing services under this Agreement strictly as an independent contractor, under the direction and supervision of the Company.

7. The Agreement, together with exhibits or schedules, embodies the entire understanding between the parties with any and all prior correspondence, conversation, or memoranda being merged herein and replaced hereby and being void without effect hereon. No prior agreement or understanding pertaining to the subject matter of this Agreement shall be valid or of any force or effect. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented, other than as set forth in this Agreement, has induced the parties to enter into this Agreement.

8. In the event of a dispute between the parties (i) arising out of or related to the provisions and/or subject matter of this Agreement or the breach thereof, or (ii) relating to any transaction of any kind between the parties to this Agreement or their officers, directors, agents, representatives and/or employees, it is agreed that all such dispute governed by the applicable laws of the province of Ontario, Canada.

9. Service Provider agrees to have all media and media components (including third party media) approved by Company prior to any dissemination.

10. The terms and conditions of this Agreement shall remain in effect for a period of Twelve (12) months from the date hereof, Unless either party wishes to terminate this agreement in its entirety in month six (6).

IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

1830012 ONTARIO LTD.

O/A: CIRCADIAN GROUP

By: ______________________

Name: Ryan Troup

Title: President

Date: September 30th, 2011

COMPANY:

AMERILITHIUM CORP.

By: ______________________

Name: Matthew Worrall

Title: CEO

Date: September 30th, 2011